EXHIBIT 99.1
OHIO LEGACY CORP ANNOUNCES SECOND QUARTER RESULTS
Wooster, Ohio, August 1, 2005 — Ohio Legacy Corp (NASDAQ: OLCB), parent company of Ohio Legacy Bank, N.A., today reported net earnings for the three months ended June 30, 2005, of $151,000, or $0.07 per share, compared to $226,000, or $0.10 per share, during the second quarter of 2004. Earnings before federal income tax expense increased to $228,000 during the second quarter of 2005 from $226,000 in 2004. The Company did not recognize federal income tax expense in 2004 due to a valuation allowance on its deferred tax assets. Net earnings for the first half of 2005 totaled $226,000, or $0.12 per share. Assets totaled $202.0 million at June 30, 2005.
The following key items summarize the Company’s financial results during the second quarter of 2005:
•	Spread and margin improved, despite increases in short-term rates and the cost of funds

•	Net interest income increased $284,000 from the second quarter of 2004

•	Noninterest expense increased primarily due to the addition of personnel in 2005

•	The Bank purchased land and commenced construction on its fifth banking office

•	The loan portfolio increased $4.1 million during the quarter, resulting in a 10% increase from year end

•	The deposit portfolio decreased $381,000
Net Interest Income — During the three months ended June 30, 2005, net interest income grew 21% to
$1.6 million from $1.3 million in the second quarter of 2004. Net interest margin increased to 3.49% in the second quarter of 2005 compared to 3.28% in 2004. Interest rate spread was 3.19% in 2005 compared to 3.01% in the year-ago period. The yield on performing assets was 5.88%, an increase of 35 basis points from the linked-quarter and 29 basis points from the second quarter of 2004. The cost of funds increased 18 basis points during the quarter primarily due to a shift in the mix of the deposit portfolio, which became more dependent on certificates of deposits.
Noninterest Income — Service charges on deposit accounts increased to $128,000 from $112,000 in 2004 due to a higher volume of overdraft fees and returned check charges. A gain on the sale of repossessed property and the loss on disposal of fixed assets totaled $7,000 and $4,000, respectively during the second quarter of 2005.
Noninterest Expense — Total noninterest expense was $1.5 million in the second quarter of 2005 compare to $1.4 million in the first quarter of 2005 and $1.1 million in the second quarter of 2004. Salaries and benefits increased during the second quarter of 2005 as the Bank added operations personnel. Compared to 2004, salaries were also higher in 2005 due to the addition of a branch in Wooster in the third quarter of 2004. Personnel expenses should continue to increase in the second half of 2005 as the Bank expects to open its fifth banking office in October 2005 and branch personnel will be hired to support that facility.
Occupancy and equipment expenses increased with the addition of the Wooster Milltown banking office in August 2004. The Company expects occupancy and equipment expense to increase during 2005 with the construction of the banking office in North Canton, Ohio.
Professional fees were higher in the first half of 2005 due to management succession costs, consulting fees incurred to assist management with performing due diligence on information technology service contracts and audit fees as a result of the Sarbanes-Oxley Act.
Data processing expense increased during 2005 as a result of higher transaction volumes, more deposit and loan accounts and additional services offered to customers, including set-up costs for internet banking and online bill payment. Data processing expense in the second quarter of 2005 decreased from the first quarter of 2005 as pricing discounts related to the renewal of information technology service agreements became effective.

Loans and Asset Quality — At June 30, 2005, the loan portfolio, net of the allowance for loan losses and deferred fees, totaled $145.7 million, an increase of $4.2 million from March 31, 2005. The loan portfolio increased $13.5 million, or 10%, during the first half of 2005. During the second quarter of 2005, the largest increase in loans came in the commercial portfolio, which grew $1.8 million. Loans secured by residential real estate and commercial real estate increased $1.4 million and $1.1 million, respectively, during the second quarter.
The average rate of loans originated during the second quarter of 2005 was 6.60%. This compares favorably to the 6.40% rate on the rest of the portfolio. At June 30, 2005, approximately 20% of the loan portfolio reprices with changes in the Prime rate and 42% of the portfolio is indexed to the three-year constant maturity Treasury note rate. Approximately 27% of the loan portfolio is comprised of fixed-rate loans.
Nonperforming loans totaled $419,000 at June 30, 2005, compared to $1.2 million at March 31, 2005. Loans are considered nonperforming if they are impaired or if they are in nonaccrual status. Two loans to one borrower, which were nonperforming at March 31, 2005, were refinanced to an unrelated party who purchased the collateral property during the second quarter of 2005. These loans totaled $723,000 at March 31, 2005. No loss of principal was incurred and the loans were performing at June 30, 2005. The allowance for loan losses totaled $1.2 million at June 30, 2005. Net charge-offs and the provision for loan losses totaled $144,000 and $15,000, respectively, during the second quarter of 2005.
Deposits — The deposit portfolio decreased $381,000 during the second quarter of 2005. An increase in noninterest-bearing demand deposits was offset by a decrease in interest-bearing demand deposits and a $2.2 million decrease in money market accounts was mostly offset by an increase of $2.0 million of certificates of deposit. Core deposit balances decreased $2.4 million overall as the Company has experienced strong competitive pricing of money market deposits in its market areas.
Borrowings — A $2.5 million fixed-rate advance from the Federal Home Loan Bank matured during the second quarter of 2005. Additionally, the decrease in the deposit portfolio and the growth in the loan portfolio resulted in the need to draw $4.5 million in overnight borrowings during the second quarter.
Branch development — In March 2005, the Bank received approval from the Office of the Comptroller of the Currency to establish its fifth banking office, which will be located at 600 South Main Street in North Canton, Ohio. Construction commenced in May 2005 and the office is expected to be in service during the fourth quarter of 2005.
Common stock warrant redemption — On June 9, 2005, the Company announced that it called for redemption of the stock purchase warrants that were issued in connection with the Company’s initial public offering in October 2000 (“IPO Warrants”). Warrant holders have until August 5, 2005, to exercise their right to purchase the Company’s common stock underlying the warrants at a price of $10.00 per share. All outstanding IPO Warrants will terminate at 5:00 P.M., New York Time, on August 5, 2005. The IPO Warrants will be redeemed by the Company on August 6, 2005, at a redemption price of $0.10 (ten cents) per IPO Warrant. As of June 30, 2005, there were 167,520 IPO Warrants outstanding.
ABOUT OHIO LEGACY CORP
Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary,
Ohio Legacy Bank, N.A., provides financial services to small businesses and consumers through four full-service banking offices in Canton, Millersburg and Wooster, Ohio.
FORWARD-LOOKING STATEMENTS DISCLOSURE
This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company’s future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.

OHIO LEGACY CORP
CONSOLIDATED BALANCE SHEETS
As of June 30, 2005, and December 31, 2004

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash and due from banks	$5,855,510	$4,571,131
Federal funds sold and interest-bearing deposits in financial institutions	5,184,938	12,418,192

Cash and cash equivalents	11,040,448	16,989,323
Certificate of deposit in financial institution	100,000	—
Securities available for sale	38,076,236	39,357,929
Securities held to maturity (fair value of $641,000 and $640,000 at June 30, 2005, and December 31, 2004)	644,995	647,981
Loans, net of allowance of $1,215,760 and $1,263,655 at June 30, 2005 and December 31, 2004	145,657,797	132,084,072
Federal bank stock	1,455,500	1,375,650
Premises and equipment, net	2,676,057	2,269,068
Intangible asset	557,075	669,174
Accrued interest receivable and other assets	1,795,231	1,658,860

Total assets	$202,003,339	$195,052,057

LIABILITIES
Deposits:
Noninterest-bearing demand	$12,901,249	$11,914,867
Interest-bearing demand	10,088,823	13,262,252
Savings	47,251,108	43,847,951
Certificates of deposit	92,778,488	88,617,541

Total deposits	163,019,668	157,642,611
Federal Home Loan Bank advances	16,550,000	15,295,144
Subordinated debentures	3,325,000	3,325,000
Capital lease obligations	964,260	968,712
Accrued interest payable and other liabilities	556,942	580,216

Total liabilities	184,415,870	177,811,683

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 500,000 shares authorized, none outstanding	—	—
Common stock, no par value, 5,000,000 shares authorized, 2,138,780 and 2,121,220 shares issued and outstanding at June 30, 2005, and December 31, 2004, respectively	17,909,785	17,734,155
Accumulated deficit	(16,585)	(282,585)
Accumulated other comprehensive loss	(305,731)	(211,196)

Total shareholders’ equity	17,587,469	17,240,374

Total liabilities and shareholders’ equity	$202,003,339	$195,052,057

OHIO LEGACY CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2005 and 2004
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Interest income:
Loans, including fees	$2,357,997	$1,981,839	$4,476,408	$3,787,288
Securities	373,466	314,070	767,168	670,436
Interest-bearing deposits and federal funds sold and dividends on federal bank stock	47,796	24,875	128,263	50,808

Total interest income	2,779,259	2,320,784	5,371,839	4,508,532

Interest expense:
Deposits	928,416	731,768	1,774,594	1,470,803
Federal Home Loan Bank advances	93,421	115,211	184,307	204,145
Subordinated debentures	70,722	70,722	141,444	141,444
Capital leases	37,766	38,094	75,618	76,258

Total interest expense	1,130,325	955,795	2,175,963	1,892,650

Net interest income	1,648,934	1,364,989	3,195,876	2,615,882

Provision for loan losses	15,000	150,000	107,046	235,000

Net interest income after provision for loan losses	1,633,934	1,214,989	3,088,830	2,380,882

Noninterest income:
Service charges and other fees	128,050	112,433	254,287	200,365
Gain on sales of securities available for sale, net	—	—	—	13,147
Gain on sale of loans	—	—	9,782	—
Loss on disposal of fixed asset	(4,424)	—	(4,424)	—
Gain on sale of repossessed assets	7,000	—	7,000	—
Other income	5,316	2,271	10,793	4,557

Total noninterest income	135,942	114,704	277,438	218,069

Noninterest expense:
Salaries and benefits	721,531	485,903	1,325,004	950,605
Occupancy and equipment	196,174	151,177	397,097	301,460
Professional fees	138,164	108,656	275,717	196,623
Franchise tax	62,213	58,356	133,513	121,406
Data processing	147,950	110,567	310,225	211,492
Marketing and advertising	43,056	39,756	81,670	83,653
Stationery and supplies	28,128	21,543	59,826	38,961
Intangible asset amortization	54,766	—	112,099	—
Other expenses	149,916	127,735	269,646	246,751

Total noninterest expense	1,541,898	1,103,693	2,964,797	2,150,951

Earnings before income tax expense	227,978	226,000	401,471	448,000
Income tax expense	76,978	—	135,471	—

NET EARNINGS	151,000	226,000	266,000	448,000
Other comprehensive income (loss), net of tax	210,722	(997,173)	(94,534)	(720,381)

Comprehensive income (loss)	$361,722	$(771,173)	$171,466	$(272,381)

Basic earnings per share	$0.07	$0.11	$0.12	$0.21
Diluted earnings per share	0.07	0.10	0.12	0.21

OHIO LEGACY CORP
QUARTERLY BALANCE SHEETS
(Dollars in thousands)

	2005		2004
	June 30	March 31	Dec. 31	Sept. 30	June 30
Cash and cash equivalents	$11,040	$11,587	$16,989	$14,756	$6,760
Securities and time deposits	38,821	41,267	40,006	33,522	33,054
Loans, net of fees	146,874	142,805	133,348	130,745	129,405
Allowance for loan losses	(1,216)	(1,344)	(1,264)	(1,288)	(1,226)
Premises and equipment, net	2,676	2,262	2,269	2,170	1,935
Core deposit intangible	557	612	669	741	—
Other assets	3,251	3,287	3,035	2,593	2,603

Total assets	$202,003	$200,476	$195,052	$183,239	$172,531

Noninterest-bearing demand	$12,901	$11,885	$11,915	$11,621	$7,800
Interest-bearing demand	10,089	11,265	13,262	13,161	11,702
Savings and money market	47,251	49,477	43,848	38,941	38,987
Certificates of deposit	92,779	90,774	88,618	78,988	70,228

Total deposits	163,020	163,401	157,643	142,711	128,717
Other borrowings	20,839	19,215	19,589	22,960	27,329
Other liabilities	557	673	580	701	685

Total liabilities	184,416	183,289	177,812	166,372	156,731
Shareholders’ equity	17,587	17,187	17,240	16,867	15,800

Total liabilities and shareholders’ equity	$202,003	$200,476	$195,052	$183,239	$172,531

LOAN PORTFOLIO:
Residential real estate	$55,031	$53,593	$50,728	$49,459	$48,449
Commercial real estate	45,963	44,847	36,365	33,856	32,338
Consumer and home equity	11,915	12,586	12,250	12,127	11,677
Commercial	13,412	11,567	10,710	11,751	11,733
Construction	10,948	10,506	13,315	13,591	15,331
Multifamily residential	9,955	9,903	10,148	10,119	10,049
Net deferred loan fees	(350)	(197)	(168)	(158)	(172)

Loans	146,874	$142,805	$133,348	$130,745	$129,405

QUARTERLY AVERAGES:
Fed funds sold and securities (1)	$45,773	$55,041	$49,690	$40,794	$40,745
Loans	143,907	136,073	132,607	131,248	125,102
Total interest-earning assets	189,680	191,114	182,297	172,042	165,847
Total assets	198,832	198,487	190,032	178,296	172,672
Noninterest-bearing deposits	12,192	11,860	11,784	9,078	7,367
Interest-bearing deposits	149,085	149,477	138,666	124,158	123,176
Other borrowings and leases	19397	19,349	22,204	27,982	25,203
Total interest-bearing liabilities	168,482	168,826	160,870	152,140	148,379
Shareholders’ equity	17,337	17,238	16,851	16,235	16,093

(1)	Includes federal agency stock not classified in securities on the consolidated balance sheets and interest-earning deposits in financial institutions

OHIO LEGACY CORP
QUARTERLY STATEMENTS OF OPERATIONS
(In thousands, except per share data and ratios)

	2005		2004
For the three months ended	June 30	March 31	Dec. 31	Sept. 30	June 30
Interest income	$2,779	$2,593	$2,537	$2,427	$2,321
Interest expense	(1,130)	(1,046)	(897)	(910)	(956)

Net interest income	1,649	1,547	1,640	1,517	1,365
Provision for loan losses	(15)	(92)	—	(71)	(150)
Loss on sales of securities	—	—	—	(5)	—
Gain on sale of loans	—	10	—	—	—
Other gains and losses, net	3	—	—	—	—
Noninterest income	133	131	120	113	115
Amortization of intangible asset	(55)	(57)	(71)	(9)	—
Noninterest expense	(1,487)	(1,366)	(1,350)	(1,145)	(1,104)

Net earnings before taxes	228	173	339	400	226
Income tax (expense) benefit	(77)	(58)	86	—	—

Net earnings	$151	$115	$425	$400	$226

Earnings per share, diluted	$0.07	$0.05	$0.19	$0.19	$0.10
Common and dilutive shares, avg.	2,219	2,123	2,206	2,157	2,181

KEY RATIOS:
Net interest margin (1)	3.49%	3.28%	3.52%	3.52%	3.28%
Yield on interest-earning assets	5.88	5.50	5.53	5.58	5.59
Cost of funds	2.69	2.51	2.30	2.37	2.58
Interest rate spread (2)	3.19	2.99	3.23	3.21	3.01
Efficiency ratio (3)	83.32	84.76	76.68	70.80	74.59
Allowance as a percent of loans	0.83	0.94	0.95	0.98	0.95
Net loans as a percent of deposits	89.35	86.57	83.79	90.98	99.58
Annualized net charge-offs to loans	0.40	0.04	0.08	0.03	0.36
Annualized noninterest income to average assets (4)	0.27	0.27	0.25	0.25	0.27
Annualized noninterest expense to average assets (5)	2.99	2.75	2.84	2.58	2.56
Annualized return on average assets (6)	0.30	0.23	0.71	0.89	0.52
Annualized return on average equity (6)	5.26	2.67	8.05	9.86	5.62

(1)	Net interest income, annualized, divided by average interest-earning assets for the period

(2)	Difference between the yield on interest-earning assets and the cost of funds

(3)	Noninterest expense, excluding intangible asset amortization divided by net interest income and noninterest income, excluding gains and losses on sales of securities and loans

(4)	Excludes gains and losses on sales of securities and loans

(5)	Excludes intangible asset amortization

(6)	Excludes income tax benefit recorded in the three months ended December 31, 2004. The Company did not record income tax expense prior to December 31, 2004

Contact:	L. Dwight Douce, Chief Executive Officer and President
Eric S. Nadeau, Chief Financial Officer and Treasurer
330-263-1955
http://www.ohiolegacycorp.com